UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2012

Kimco Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, NY  11042
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (516) 869-9000

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2012, Kimco Realty Corporation (the “Company”) announced that, effective February 23, 2012, Paul Westbrook, age 50 and David Bujnicki, age 41 have been appointed by the board of directors to serve as corporate vice president and chief accounting officer and corporate vice president and vice president of investor relations and corporate communications, respectively. Mr. Westbrook has been with the Company for nine years and most recently served as vice president of financial reporting. Mr. Bujnicki has been with the Company for eight years and most recently served as senior director of investor relations. The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: February 29, 2012	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 29, 2012.